  Exhibit 99.1

Rekor Systems, Inc. Reports Second Quarter 2021 Financial Results

Highlights:

●
Second quarter 2021 gross revenue increased 60% to $4.3 million as compared to $2.7 million in the second quarter of 2020

●
First half 2021 gross revenue increased 99% to $8.5 million as compared to $4.3 million in the prior year

●
Second quarter 2021 gross margin was 66%, up from 52% in the second quarter of 2020

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Signed a definitive agreement to acquire Waycare Technologies, Ltd., expanding our global footprint, capabilities, and product offerings

COLUMBIA, Md. – August 16, 2021 - Rekor Systems, Inc, (NASDAQ: REKR) ("Rekor" or the “Company”), a global AI technology company with a mission to provide intelligent infrastructure and insights that build safer, smarter and more efficient cities around the world, announced today its unaudited financial results for the second quarter of 2021.

“We have posted another quarter of strong revenue growth with our top line rising 60 percent year-over-year,” said Eyal Hen, Chief Financial Officer, Rekor. “For the first six months of the fiscal year, we generated nearly $8.5 million in revenues, just about doubling our revenues compared to the same period last year. Revenue growth was widely diversified, with the eCommerce platform, the UVED Program and partners’ sales being the main drivers. We’ve also seen an increase in operating expenses as we continue to expand our teams and service offerings to capitalize on market opportunities we see ahead.”

“While we are content with our second quarter 2021 results, we believe that we are in a unique position to drive meaningful and sustainable long-term revenue growth by continuously strengthening our product portfolio,” added Robert A. Berman, President and CEO, Rekor. “To that end, we have announced the acquisition of Waycare, a cloud-based platform for proactive traffic management. Waycare’s solutions, which use artificial intelligence algorithms to produce actionable insights and predictions for traffic safety and congestion management, complement our offerings. This acquisition supplements our portfolio of solutions and expands our global footprint. It’s a logical step as we pursue our strategy to become a key enabler of the emerging market of intelligent infrastructure.

“We understand that great products need to be sold,” Mr. Berman continued. “We recently hired Mike Dunbar as our new Chief Revenue Officer to bring in fresh ideas to refine our go-to-market strategy. This initiative, in combination with input from the talented Waycare team we are welcoming into our organization, should further strengthen our remarkable growth. We continuously assess conventional, as well as disruptive strategies, to increase our footprint. We have the hardware, we have the software, and now, we are focusing intently on growing our geographic footprint.”

Second Quarter Financial Results

Revenues

Revenue for the three months ended June 30, 2021, increased $1,597,000 or 60% to $4,274,000, compared to $2,677,000 for the three months ended June 30, 2020. Revenue for the six months ended June 30, 2021, increased $4,218,000 or 99% to $8,491,000, compared to $4,273,000 for the comparable period in 2020. The increase in revenue for the three and six months ended June 30, 2021, compared to the three and six months ended June 30, 2020, was a result of additional products and programs we offered, increases in our direct sales and the continuing development of our Partners Program.

In 2021, we initiated services for the state of Oklahoma’s Uninsured Vehicle Enforcement Divers ion (UVED) Program, which has generated revenue of $387,000 and $635,000 for the Company during the three and six months ended June 30, 2021, respectively. We also had significant growth in our eCommerce revenue, which is defined as revenue recognized through our eCommerce platform as well as our solutions in the tolling industry. For the three months ended June 30, 2021, and 2020, we recognized eCommerce revenues of $405,000 and $197,000, respectively. For the six months ended June 30, 2021 and 2020, we recognized eCommerce revenues of $848,000 and $373,000, respectively.

Cost of Revenue, Gross Profit and Gross Margin

Gross profit for the three months ended June 30, 2021, increased to $2,842,000 with a gross margin of 66%, compared to $1,401,000 and a gross margin of 52% for the three months ended June 30, 2020. The increase in gross profit was attributable to the sale of software. The margin on the sale of software is typically higher than our hardware products due to the reduced material and labor hours associated with the issuance of a license.

For the six months ended June 30, 2021, the Company generated gross profits of $5,097,000 with a gross margin of 60%. This compares to gross profits of $2,503,000 and a gross margin of 59% for the year-ago comparable period.

Loss from Operations

Operating loss for the three months ended June 30, 2021, increased to $4,685,000, compared to $2,779,000 for the three months ended June 30, 2020. For the six months ended June 30, 2021, and 2020, the Company generated an operating loss of $9,991,000 and $5,382,000, respectively. The Company continued to increase headcount to support its growth initiatives and saw an increase in professional fees mainly associated with merger and acquisition initiatives. The Company also increased its marketing efforts to promote its products and services including digital marketing and other sales efforts. In addition, research and development expenses increased in the three and six months ended June 30, 2021, primarily due to the development of new products and additional software capabilities.

Loss per Share

Loss per share for the three months ended June 30, 2021, increased to $(0.12), compared to $(0.04) for the three months ended June 30, 2020. For the six months ended June 30, 2021 and 2020, loss per share was $(0.27) and $(0.23), respectively. The increase in net loss per share is due to the increase in our net loss from continuing operations and was partially offset by an increase in weighted average shares outstanding.

Performance Obligations

On June 30, 2021, the Company had approximately $15,174,000 of remaining performance obligations not yet satisfied or partially satisfied. The Company expects to recognize approximately 34% of this amount as revenue over the succeeding twelve months, and the remainder is expected to be recognized over the next two to four years thereafter.

EBITDA and Adjusted EBITDA

We calculate EBITDA as net loss before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, (v) losses associated with equity method investments, (vi) merger and acquisition transaction costs, and (vii) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. (“U.S. GAAP”) and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
Total comprehensive loss from continuing operations	$(4,760)	$(419)	$(10,160)	$(4,193)
Income taxes	3	7	7	13
Interest	18	1,086	50	2,250
Depreciation and amortization	625	466	1,239	889
EBITDA	$(4,114)	$1,140	$(8,864)	$(1,041)

Loss on extinguishment of debt	$-	$200	$-	$200
Share-based compensation	1,125	166	1,906	337
Gain on sale of business	-	(3,636)	-	(3,636)
Loss due to change in value of equity investments	74	-	150	-
One-time consulting fees	-	-	776	-
Adjusted EBITDA	$(2,915)	$(2,130)	$(6,032)	$(4,140)

Rekor has scheduled a conference call to discuss the 2021 second quarter results on Monday, August 16, 2021, at 4:30 P.M. (Eastern).

All interested parties may listen to a live webcast of the call at:

Online:  https://www.webcaster4.com/Webcast/Page/2523/42014

By phone: Toll Free: 877-545-0320 or International: 973-528-0016; passcode: 765912

An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive and continuous real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to provide actionable insights. Rekor believes that intelligent infrastructure is required to truly activate smart cities and, with its disruptive Rekor One™ technology and solutions, the Company provides a seamless platform to accomplish this objective. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc., and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company's products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:
Robin Bectel
REQ For Rekor Systems, Inc.
rekor@req.co

Company Contact:
Rekor Systems, Inc.
Eyal Hen
Chief Financial Officer
Phone: +1 (443) 545-7260
ehen@rekor.ai

Investor Relations Contact:
Rekor Systems, Inc.
Bulent Ozcan
ir@rekor.ai

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$69,032	$20,595
Restricted cash and cash equivalents	856	412
Short-term investments	12,998	-
Accounts receivable, net	1,996	1,038
Inventory	1,357	1,264
Note receivable, current portion	340	340
Other current assets, net	1,267	469
Current assets of discontinued operations	-	2
Total current assets	87,846	24,120
Long-term assets
Property and equipment, net	1,564	1,047
Right-of-use lease assets, net	277	426
Goodwill	6,336	6,336
Intangible assets, net	6,224	7,038
Investments in unconsolidated companies	-	75
Note receivable, long-term	1,190	1,360
SAFE investment	1,000	-
Other long-term assets	127	-
Total long-term assets	16,718	16,282
Total assets	$104,564	$40,402
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,130	$3,898
Notes payable, current portion	990	-
Loan payable, current portion	911	517
Lease liability, short-term	142	253
Contract liabilities	1,782	1,126
Current liabilities of discontinued operations	129	124
Total current liabilities	8,084	5,918
Long-term liabilities
Notes payable, long-term	-	980
Loan payable, long-term	55	469
Lease liability, long-term	144	188
Contract liabilities, long-term	1,077	958
Deferred tax liability, long-term	31	24
Long term liabilities of discontinued operations	-	5
Total long-term liabilities	1,307	2,624
Total liabilities	9,391	8,542
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value. authorized: 505,000 shares authorized at June 30, 2021 and December 31, 2020. issued and outstanding. 0 and 502,327 shares issued and outstanding at June 30, 2021 and December 31, 2020	-	6,669
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value. authorized. 100,000,000 shares. issued: 41,012,766, shares at June 30, 2021 and 33,013,271 at December 31, 2020. outstanding: 41,032,127 shares at June 30, 2021 and 33,013,271 at December 31, 2020	4	3
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of June 30, 2021 and December 31, 2020, respectively	-	-
Series B Cumulative Convertible Preferred stock, 0.0001 par value. authorized: 240,861 shares authorized at June 30, 2021 and December 31, 2020. issued and outstanding. 0 and 240,861 shares issued and outstanding at June 30, 2021 and December 31, 2020	-	-
Treasury stock, 19,361 and 0 shares as of June 30, 2021 and December 31, 2020, respectively	(319)	-
Additional paid-in capital	148,754	68,238
Accumulated other comprehensive income	3	-
Accumulated deficit	(53,269)	(43,050)
Total stockholders’ equity	95,173	25,191
Total liabilities and stockholders’ equity	$104,564	$40,402

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)
(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2021	2020	2021	2020
Revenue	$4,274	$2,677	$8,491	$4,273
Cost of revenue	1,432	1,276	3,394	1,770
Gross profit	2,842	1,401	5,097	2,503

Operating expenses:
General and administrative expenses	5,024	2,937	10,427	5,728
Selling and marketing expenses	984	424	1,920	795
Research and development expenses	1,519	819	2,741	1,362
Operating expenses	7,527	4,180	15,088	7,885

Loss from operations	(4,685)	(2,779)	(9,991)	(5,382)
Other income (expense):
Loss on extinguishment of debt	-	(200)	-	(200)
Interest expense	(18)	(1,086)	(50)	(2,250)
Gain on the sale of business	-	3,636	-	3,636
Other income	19	17	34	16
Total other income (expense)	1	2,367	(16)	1,202
Loss before income taxes	(4,684)	(412)	(10,007)	(4,180)
Income tax provision	(3)	(7)	(7)	(13)
Equity in loss of investee	(74)	-	(150)	-
Net loss from continuing operations	(4,761)	(419)	(10,164)	(4,193)
Net loss from discontinued operations	(1)	(199)	(4)	(213)
Net loss	(4,762)	(618)	(10,168)	(4,406)
Comprehensive loss:
Net loss from continuing operations	(4,761)	(419)	(10,164)	(4,193)
Change in unrealized gain on short-term investments	1	-	4
Total comprehensive loss from continuing operations	(4,760)	(419)	(10,160)	(4,193)
Total comprehensive loss	$(4,761)	$(618)	$(10,164)	$(4,406)
Loss per common share from continuing operations - basic and diluted	(0.12)	(0.03)	(0.27)	(0.22)
Loss per common share discontinued operations - basic and diluted	-	(0.01)	-	(0.01)
Loss per common share - basic and diluted	$(0.12)	$(0.04)	$(0.27)	$(0.23)

Weighted average shares outstanding
Basic and diluted	40,972,709	22,829,084	37,657,471	22,224,417